CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 amendment number 2 of our report dated July 12, 2004, relating to the financial statements of Quantum Ventures, Inc., as of June 30, 2004 and the reference to our firm as experts in the Registration Statement.

Vancouver, Canada	“/s/Amisano Hanson”
February 11, 2005	Chartered Accountants

Endnotes

Terry Amisano Ltd.	Amisano Hanson
Kevin Hanson, CA	Chartered Accountants

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